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CONTACT: Investor Relations (918) 742-1888


                ST. JOSEPH, INC. ENTERS INTO A STAFFING SERVICES
                         AGREEMENT WITH INTELLAMED, INC.


FOR IMMEDIATE RELEASE

TULSA, Oklahoma- November 17, 2005- St. Joseph, Inc. OTCBB: STJO announced today that it's wholly owned subsidiary Staf*Med Global, Inc., has entered into a staffing services agreement with Intellamed, Inc., a Texas based asset management company whose medical services and equipment divisions facilitate the procurement, support, and final disposition of medical equipment for over 3600 healthcare facilities throughout the United States.

"St. Joseph has been looking for opportunities to find growth as well as added value and believes expansion into medical staffing, one of the fastest growing segments of the staffing industry, creates a foundation to produce infinite opportunity," stated John H. Simmons, President of St. Joseph. "Staf*Med's ability to provide highly qualified medical personnel coupled with Intellamed's demand to provide turn-key solutions to their clients, creates a mutually beneficial relationship that diversifies St. Joseph."

Paul Torres, Director of Business Development for Intellamed said, "Our agreement with Staf*Med will help facilitate Intellamed's plan for substantial expansion over the next few years, and add to our successful 18 year history of working to keep healthcare facilities throughout the country running effectively and profitably."

About St. Joseph, Inc.

Headquartered in Tulsa, Oklahoma, St. Joseph is a holding company owning subsidiaries engaged in the staffing industry. The cornerstone of St. Joseph, is Staf*Tek Services, Inc., which has a 26 year history of staffing primarily in the information technology field. Recently formed, Staf*Med Services, Inc. focuses in the rapidly growing medical staffing field. To receive dissemination of St. Joseph news register your email address with the company at sji@stjosephinc.com.

More information about St. Joseph, Inc. is available at http://www.stjosephinc.com.

About Intellamed

Located in Bryan, Texas, Intellamed is a full service medical equipment asset management company with over 42 service centers across the nation. Intellamed provides resources for the procurement, support, and final disposition of capital equipment for the Healthcare industry. Their on-line auction site, Auctionmart(TM) (www.auctionmart.com), as well as the Request for Proposal (Med-RFP(R)) service for the purchasing new

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and remanufactured equipment, have become the industry leaders in medical equipment disposition and procurement. For over 18 years, Intellamed's Biomedical and Imaging Group has worked to keep hospitals running efficiently and profitably. ICMS(R) has become one the most cost efficient and highest quality maintenance service programs in the industry. For additional information on Intellamed visit their Web site www.intellamed.com or call 877-682-8400

This press release consists of forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.


St. Joseph Contact:

Mark Johnson
mark@stjosephinc.com
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St. Joseph, Inc. 4870 South Lewis, Suite 250 Tulsa, OK 74105 918-742-1888
www.stjosephinc.com
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Intellamed Contact:

Paul Torres
Director of Business Development
paul.torres@intellamed.com
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Intellamed
1716 Briarcrest Dr., Suite 800
Bryan, TX 77802
Phone: 979-260-8966 Ext 111
www.intellamed.com
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